ARTICLES SUPPLEMENTARY

MAXIM SERIES FUND, INC.

WHEREAS, Maxim Series Fund, Inc., a Maryland Corporation, is registered as an open-end investment company under the Investment Company Act of 1940; and

WHEREAS, as an open-end investment company, Maxim Series Fund, Inc., has authorized and classified shares to be offered through different investment portfolios; and

WHEREAS, each different investment portfolio has a different name; and

WHEREAS, on December 7, 2006, the Board of Directors of Maxim Series Fund, Inc., pursuant to the authority contained in the Articles of Incorporation, approved an amendment to the Articles of Incorporation concerning certain of its portfolios.

NOW, THEREFORE, Maxim Series Fund, Inc. hereby certifies to the State of Maryland Department of Assessments and Taxation that on December 7, 2006, the Board of Directors of Maxim Series Fund, Inc., pursuant to the authority contained in its Articles of Incorporation, approved an amendment to the Articles of Incorporation concerning certain of its portfolios as follows:

1.	Maxim Value Index Portfolio and Maxim Growth Index Portfolios have been liquidated and dissolved.

2.

Maxim U.S. Government Securities Portfolio merged with and into Maxim U.S. Government Mortgage Securities Portfolio and, upon completion of the merger, Maxim U.S Government Securities Portfolio was dissolved and the name of Maxim U.S. Government Mortgage Securities Portfolio was changed to Maxim U.S. Government Securities Portfolio.

3.	The name of the Maxim Salomon Brothers High Yield Bond Portfolio is changed to Maxim High Yield Bond Portfolio.

IN WITNESS WHEREOF, MAXIM SERIES FUND, INC., has caused these presents to be signed in its name and on its behalf by its Chairman and President, and its corporate seal to be hereunto affixed and attested by its Secretary this 7th day of December, 2006, and the undersigned Officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:	MAXIM SERIES FUND, INC.

Title:Secretary	Title: Chairman and President